EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 22, 2005 relating to the financial statements of Auriga Laboratories, Inc., formerly known as Multi Link Telecommunications, Inc., as of and for the year ended September 30, 2005, appearing in Form 10-K for the year ended September 30, 2005 of Auriga Laboratories, Inc., formerly known as Multi Link Telecommunications, Inc.

August 22, 2006

Very truly yours,

/s/ Jaspers & Hall, PC

Jaspers + Hall, PC